Exhibit 99.1

Inventergy Raises $1.3 Million in a Registered Direct Offering

CAMPBELL, CA—May 17, 2016 - Inventergy Global, Inc., a Silicon Valley intellectual property company, (NASDAQ: INVT) ("Inventergy" or the "Company"), today announced that the Company has entered into definitive agreements with certain of its current institutional investors (the “Investors”) for an offering of shares of common stock and warrants with gross proceeds of approximately $1.3 million. The registered direct offering was priced intra-day on Monday, May 16, 2016 at $0.125 above the consolidated closing bid price of the common stock on the NASDAQ Capital Market on Friday, May 13, 2016. The closing of the offering is expected to occur on or about May 19, 2016, subject to satisfaction of customary closing conditions.

In connection with the offering, the Company will issue 648,000 shares of its common stock at a price of $2.005 per share and warrants to purchase 648,000 shares of common stock with an exercise price of $2.005 per share, exercisable immediately.

Chardan Capital Markets, LLC acted as exclusive placement agent in connection with the offering.

The Company plans to use the net proceeds of the offering for operations and to fund its recently launched Inventergy Innovations subsidiary.

“With this funding and the proceeds from our recent Series D preferred stock financing, we believe that we will have sufficient working capital to move our short term patent monetization opportunities to closure,” stated Joe Beyers, Chairman and CEO of Inventergy. “We are grateful to the support of our board and current major investors for participating in these financings.”

inventergy.com  / 900 E. Hamilton Avenue, Suite 180 / Campbell, CA 95008

The shares and warrants in this offering are being issued under a shelf registration statement (File No. 333-199647) which became effective on November 10, 2014 by the Securities and Exchange Commission (the “SEC”).

The Company will file a prospectus supplement with the SEC relating to such shares of common stock and warrants, and following such filing, copies of the prospectus supplement and the accompanying base prospectus relating to this offering may be obtained at the SEC's website at http://www.sec.gov.

The shares of common stock and warrants may be offered only by means of a prospectus, including a prospectus supplement, forming a part of the effective registration statement.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy any of the securities described herein. There shall not be any offer, solicitation of an offer to buy, or sale of securities in any state or jurisdiction in which such an offering, solicitation, or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About Inventergy Global, Inc.

Inventergy Global, Inc. ("Inventergy") is a Silicon Valley-based intellectual property company dedicated to identifying, acquiring and licensing patented technologies of market-significant technology leaders. Led by IP industry pioneer and veteran Joe Beyers, the Company leverages decades of corporate experience, market and technology expertise, and industry connections to assist Fortune 500 companies in leveraging the value of their innovations to achieve greater returns. For more information about Inventergy, visit www.inventergy.com.

Cautionary Statement Regarding Forward-Looking Statements

This press release contains statements, estimates, forecasts and projections with respect to future performance and events, which constitute forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Those statements include statements regarding the intent and belief or current expectations of the Company and its affiliates and subsidiaries and their respective management teams. These statements may be identified by the use of words like "anticipate," "believe," "estimate," "expect," "intend," "may," "plan," "will," "should," "seek" and similar expressions and include any projections or estimates set forth herein. Investors and prospective investors are cautioned that any such forward-looking statements are not guarantees of future performance and involve risks and uncertainties, that actual results may differ materially from those projected in the forward-looking statements.

inventergy.com  / 900 E. Hamilton Avenue, Suite 180 / Campbell, CA 95008

Contact:

Robert Haag

IRTH Communications

INVT@irthcommunications.com

866-976-4784

inventergy.com  / 900 E. Hamilton Avenue, Suite 180 / Campbell, CA 95008